SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2016

Microlin Bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55425	45-4507811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 East 57th Street, 24th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 406-6243

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On March 15, 2015 we executed a non-binding term sheet with Marina Biotech, Inc. (“Marina”), an oligonucleotide therapeutics company with broad drug discovery technologies providing the ability to develop proprietary single and double-stranded nucleic acid therapeutics including siRNAs, microRNA mimics, antagomirs, and antisense compounds, including messengerRNA therapeutics. The term sheet proposes a transaction in which we would purchase substantially all of the assets of Marina in exchange for approximately 6.7 million shares of our common stock, which shall represent 25% of our issued and outstanding stock on a fully diluted basis following the issuance of such shares. In addition, we would pay approximately $1 million in cash in various installments.

Completion of the proposed acquisition is contingent upon certain closing conditions, including customary due diligence considerations, the negotiation, execution and delivery of a definitive asset purchase agreement, the approval of Marina’s stockholders, and our completion of a financing of at least $5 million. There can be no assurance that an asset purchase agreement or a closing will occur based on satisfaction of these conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microlin Bio, Inc.

/s/ Joseph Hernandez

Joseph Hernandez
Executive Chairman

Date: March 17, 2016

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